Exhibit A
Rule 24 Reporting Requirement No. 1

Letters of Credit
Issued or Amended from July 1, 2004 to September 30, 2004

------------------- --------------- -------------- ------------ ----------- ------------------
Name of Issuer      Name of         Face Amount    Date of      Interest    Maturity/Expiry
                    Account Party   of letter of   Issuance     Rate        Date
                    for Letter of   credit issued               (LC Fee)
                    Credit
------------------- --------------- -------------- ------------ ----------- ------------------
------------------- --------------- -------------- ------------ ----------- ------------------
Wachovia Bank       Enron Corp.     $18,000,000    8/10/04      .5%         8/5/05
------------------- --------------- -------------- ------------ ----------- ------------------
Wachovia Bank       Enron Canada    $1,000,000     8/13/04      .5%         11/19/04
                    Corp.*
------------------- --------------- -------------- ------------ ----------- ------------------
Wachovia Bank       Enron           $400,000       8/13/04      .5%         12/31/04
                    Compression
                    Services
                    Company*
------------------- --------------- -------------- ------------ ----------- ------------------

        * With Enron Corp. as Co-Applicant